EXHIBIT 99.4 Report of Independent Accountants in respect of servicing by General Motors Acceptance Corporation.

DELOITTE
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                                                     Deloitte & Touche LLP
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                                                     Detroit, MI 48243-1895
                                                     USA

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                                                     www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Board of Directors of General Motors Acceptance Corporation and to the Trusts as listed in Appendix II:

We have examined management's assertion that General Motors Acceptance Corporation (the "Company") has complied, as of and for the year ended December 31, 2004 or, for the period from the respective dates of sale for each trust or sale, or July 1, 2004, to December 31, 2004, with its established minimum servicing standards listed in Appendix I, and as described in the accompanying Management's Assertion dated March 11, 2005, as it relates to the trusts or sales listed in Appendix II. Management is responsible for the Company's compliance with those minimum servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was conducted with attestation standards established by the American Institute of Certified Public Accountants as adopted by the Public Company Accounting Oversight Board and, accordingly, included examining, on a test basis, evidence about the Company's compliance with its minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with its minimum servicing standards.

In our opinion, management's assertion that the Company complied with the aforementioned minimum servicing standards as of December 31, 2004, and for the year ended December 31, 2004 or, for the period from the respective dates of sale for each trust or sale, or July 1, 2004, to December 31, 2004, is fairly stated, in all material respects based on the criteria set forth in the Appendix I.

/s/  Deloitte & Touche LLP

March 11, 2005

APPENDIX I TO THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM General Motors Acceptance Corporation's Minimum Servicing Standards

I.   CUSTODIAL BANK ACCOUNTS

     1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

          /_/  be mathematically accurate;

          /_/ be prepared within forty-five (45) calendar days after the cutoff date;

          /_/ be reviewed and approved by someone other than the person who prepared the reconciliation; and

          /_/ document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

     2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a borrower's account.

     3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

II.  PAYMENTS

     1. Payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

     2. Payments made in accordance with the borrower's loan documents shall be posted to the applicable account records within two business days of receipt.

     3. Payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the loan documents.

     4. Payments identified as loan payoffs shall be allocated in accordance with the loan documents.

III. DISBURSEMENTS

     1. Disbursements made via wire transfer on behalf of a borrower or investor shall be made only by authorized personnel.

     2. Disbursements made on behalf of the borrower or investor shall be posted within two business days to the account or investor's records maintained by the servicing entity.

     3. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.  RECEIVABLE ACCOUNTING

     1. The servicing entity's receivable records shall agree with, or reconcile to, the records of the borrower with respect to the unpaid principal balance on a monthly basis.

V.   DELINQUENCIES

1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).

APPENDIX II TO THE REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


TRUSTS                                                         APPLICABLE PERIOD
Capital Auto Receivables Asset Trust 2001-2                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-1                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-2                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-3                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-4                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-5                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-1                    January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-2                    January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-3                    January 1, 2004 to December 31, 2004
Bear Stearns Whole Auto Loan Sale                              January 1, 2004 to December 31, 2004
Bear Stearns 2 Whole Auto Loan Sale                            October 25, 2004 to December 31, 2004

                            GMAC Financial Services
                            200 Renaissance Center
                            Detroit, Michigan 48265



                            Management's Assertion
                            ----------------------


March 11, 2005

As of and for the year ended December 31, 2004 or, for the period from the respective dates of sale for each trust or sale or, July 1, 2004, to December 31, 2004, General Motors Acceptance Corporation (the "Company") has complied, in all material respects, with the Company's established minimum servicing standards for retail auto loans, wholesale loans and lease receivables as set forth in Appendix I (the "Standards"), as it relates to the trusts or sales listed in Appendix II. The Standards are based on the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, modified to address the unique characteristics of servicing retail auto loans, wholesale loans and lease receivables.




         /s/ J. B. Van Orman, Jr.
----------------------------------------------------
Jerome B. Van Orman, Jr.
Vice President - Finance and Chief Financial Officer
of GMAC North American Operations



       /s/ L. K. Zukauckas
---------------------------------
Linda K. Zukauckas
Vice President and Corporate Controller

APPENDIX I

GENERAL MOTORS ACCEPTANCE CORPORATION'S MINIMUM SERVICING STANDARDS

I.   CUSTODIAL BANK ACCOUNTS

     1. Reconciliations shall be prepared on a monthly basis for all custodial bank accounts and related bank clearing accounts. These reconciliations shall:

          /_/  be mathematically accurate;

          /_/ be prepared within forty-five (45) calendar days after the cutoff date;

          /_/ be reviewed and approved by someone other than the person who prepared the reconciliation; and

          /_/ document explanations for reconciling items. These reconciling items shall be resolved within ninety (90) calendar days of their original identification.

     2. Funds of the servicing entity shall be advanced in cases where there is an overdraft in an investor's or a borrower's account.

     3. Each custodial account shall be maintained at a federally insured depository institution in trust for the applicable investor.

II.  PAYMENTS

     1. Payments shall be deposited into the custodial bank accounts and related bank clearing accounts within two business days of receipt.

     2. Payments made in accordance with the borrower's loan documents shall be posted to the applicable account records within two business days of receipt.

     3. Payments shall be allocated to principal, interest, insurance, taxes or other escrow items in accordance with the loan documents.

     4. Payments identified as loan payoffs shall be allocated in accordance with the loan documents.

III. DISBURSEMENTS

     1. Disbursements made via wire transfer on behalf of a borrower or investor shall be made only by authorized personnel.

     2. Disbursements made on behalf of the borrower or investor shall be posted within two business days to the account or investor's records maintained by the servicing entity.

     3. Amounts remitted to investors per the servicer's investor reports shall agree with cancelled checks, or other form of payment, or custodial bank statements.

IV.  RECEIVABLE ACCOUNTING

     1. The servicing entity's receivable records shall agree with, or reconcile to, the records of the borrower with respect to the unpaid principal balance on a monthly basis.

V.   DELINQUENCIES

     1. Records documenting collection efforts shall be maintained during the period a loan is in default and shall be updated at least monthly. Such records shall describe the entity's activities in monitoring delinquent loans including, for example, phone calls, letters and payment rescheduling plans in cases where the delinquency is deemed temporary (e.g., illness or unemployment).


APPENDIX II

TRUSTS                                                         APPLICABLE PERIOD
Capital Auto Receivables Asset Trust 2001-2                    July 1, 2004 to December 31, 2004
Canada 2001-1 (Zeus)                                           July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2001-CPA                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-1                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-2                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-3                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-4                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-5                    July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-CPA                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-CPB                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-CPC                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-CPD                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2002-CPE                  July 1, 2004 to December 31, 2004
Canada 2002-1 (Zeus)                                           July 1, 2004 to December 31, 2004
Canada 2003-1 (Bay Street)                                     July 1, 2004 to December 31, 2004
Canada 2003-2 (Plaza)                                          July 1, 2004 to December 31, 2004
Canada CCARAT 2003-1                                           July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-1                    January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-2                    January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-3                    January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-CPA                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-CPB                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-CPC                  July 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2003-CPD                  January 1, 2004 to December 31, 2004
Capital Auto Receivables Asset Trust 2004-CPA                  September 23, 2004 to December 31, 2004
Canada CCARAT 2004-1                                           January 20, 2004 to December 31, 2004
Bear Stearns Whole Auto Loan Sale                              January 1, 2004 to December 31, 2004
Bear Stearns 2 Whole Auto Loan Sale                            October 25, 2004 to December 31, 2004
Canada Wholesale (SOUND)                                       July 1, 2004 to December 31, 2004
Canada Wholesale (Bay Street)                                  July 1, 2004 to December 31, 2004
Canada Wholesale (Ridge)                                       July 1, 2004 to December 31, 2004
Canada Wholesale (CARE)                                        July 1, 2004 to December 31, 2004
US Lease CARAT 2004-SNA                                        March 26, 2004 to December 31, 2004
Canada Lease 1                                                 June 17, 2004 to December 31, 2004